Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PhotoMedex, Inc. and Subsidiaries:

We consent to the incorporation by reference in this registration statement on Form S-3 of PhotoMedex, Inc. and Subsidiaries of our report dated March 10, 2005, appearing in the Annual Report on Form 10-K of PhotoMedex, Inc. and Subsidiaries for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in this registration statement.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey

June 20, 2005